UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2006

SeaBright Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51124	56-2393241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 4th Avenue, Suite 1600
Seattle, Washington 98121
(Address of principal executive offices, including zip code)

206-269-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        (d)   Election of New Director.

        On November 14, 2006, Joseph A. Edwards was elected to the board of directors of SeaBright Insurance Holdings, Inc. (the “Company”) and its subsidiaries to fill the vacancy left by the resignation of J. Scott Carter. Mr. Edwards has been appointed to serve on the Company’s Nominating and Corporate Governance Committee.

        There are no arrangements or understandings between Mr. Edwards and any other person pursuant to which he was selected to serve on the board of directors and there exist no related party transactions between Mr. Edwards and the Company. Mr. Edwards’ compensation is consistent with the Company’s director compensation arrangements previously disclosed in the Company’s filed 2006 proxy statement which is incorporated by reference herein. On November 14, 2006, the board of directors approved, pursuant to the Company’s 2005 Long-Term Equity Incentive Plan, a grant to Mr. Edwards of 4,000 shares of restricted stock which are subject to three-year cliff vesting.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABRIGHT INSURANCE HOLDINGS, INC.
By:	/s/ Joseph S. De Vita
Joseph S. De Vita
Senior Vice President, Chief Financial Officer and Assistant Secretary

November 17, 2006